UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2021 (January 14, 2021)

ROTOR ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39897	85-2838301
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

(Address of Principal Executive Offices) (Zip Code)

(212) 818-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one redeemable warrant	ROT.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	ROT	The New York Stock Exchange
Redeemable warrants, exercisable for shares of Class A Common Stock at an exercise price of $11.50 per share	ROT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Rotor Acquisition Corp. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (the “Amended Filing”) to its Form 8-K filed on January 20, 2021 (the “Original Filing”). The Amended Filing is solely to correct Exhibit 3.1, the Amended and Restated Certificate of Incorporation (the “Charter”). The copy of the Charter filed with the Original Filing mistakenly omitted a clause from Item (J) in Article Sixth. A corrected version of the Charter, which is identical to the one filed with the Secretary of State of the State of Delaware on January 14, 2021, is included herewith as Exhibit 3.1. This Amended Filing does not otherwise amend, update, or change any other disclosure contained in the Original Filing.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2021

ROTOR ACQUISITION CORP.

By:	/s/ Brian Finn
Name: Brian Finn
Title: Chief Executive Officer

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